FOURTEENTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Fourteenth Amendment to Employment Agreement is made and entered into as of July 15, 2010, by and between PriceSmart, Inc., a Delaware Corporation ("Employer") and Jose Luis Laparte ("Executive").

Recitals

A)	On June 3, 2004 an Employment Agreement was made and entered into by and between Employer and Executive.

B)	Said Employment Agreement has been amended on thirteen prior occasions;

C)	Employer and Executive now desire to amend the Employment Agreement, as set forth hereinbelow:

Agreement

1.	The Recitals of the Agreement which currently provides:

A.	Employer desires to employ Executive as President of Employer.
B.	Executive desires to accept such position upon the terms and subject to the conditions herein provided.

is hereby amended, effective July 12, 2010, to provide as follows:

A.	Employer desires to employ Executive as Chief Executive Officer and President of Employer.
B.	Executive desires to accept such position upon the terms and subject to the conditions herein provided.

2.	Section 1.1 of the Agreement which currently provides:

1.1 Position and Duties. Executive shall serve as President of Employer. Executive shall have such duties and authority commensurate with such position, as may from time to time be delegated or assigned to him by the Chief Executive Officer or the Board of Directors of Employer. Executive shall discharge his duties in a diligent and professional manner.

is hereby amended, effective July 12, 2010, to provide as follows:

1.1
Position and Duties. Executive shall serve as Chief Executive Officer and President of Employer. Executive shall have such duties and authority commensurate with such position, as may from time to time be delegated or assigned to him by the Board of Directors of Employer. Executive shall discharge his duties in a diligent and professional manner.

2.	Section 2.1 of the Agreement which currently provides:

2.1
Salary.  For Executive's services hereunder, Employer shall pay as base salary to Executive the amount of $416,160 during each year of the Employment Term.  Said salary shall be payable in equal installments in conformity with Employer's normal payroll period.  Executive shall receive such salary increases, if any, as Employer, in its sole discretion, shall determine.

is hereby amended, effective July 12, 2010, to provide as follows:

2.1 Salary. For Executive's services hereunder, Employer shall pay as base salary to Executive the amount of $500,000 during each year of the Employment Term.  Said salary shall be payable in equal installments in conformity with Employer's normal payroll period.  Executive shall receive such salary increases, if any, as Employer, in its sole discretion, shall determine.

3.	All other terms of the Employment Agreement, as amended, shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE                                                                                                EMPLOYER
PRICESMART, INC.

Jose Luis Laparte                                                                                     By:

______________________                                                                           Name: Robert M. Gans

Its:           Executive Vice President